Exhibit 23

2322 Tremont Drive • Baton Rouge, LA 70809

178 Del Orleans Avenue, Suite C • Denham Springs, LA 70726

650 Poydras Street, Suite 1200 • New Orleans, LA 70130

Phone: 225.928.4770 • Fax: 225.926.0945

www.htbcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-223515 and 333-226903) on Form S-8 of Heritage NOLA Bancorp, Inc., of our report dated March 27, 2020 relating to the consolidated financial statements of Heritage NOLA Bancorp, Inc. for the year ended December 31, 2019 appearing in this Annual Report on Form 10-K.

New Orleans, Louisiana

March 27, 2020